Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-261730) and Form S-8 (Nos. 333-201327, 333-198768, 333-252782) of Walgreens Boots Alliance, Inc. of our report dated March 16, 2023 relating to the financial statements of WP CityMD Topco LLC, which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 16, 2023

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